SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                               DATED May 26, 1998

                                  EXHIBIT 99.1




CONTACT:
MEADOWBROOK REHABILITATION GROUP, INC.
Harvey Wm. Glasser, MD                 -or-              Wm. Samuel Veazey
Chairman, President and CEO                              Chief Financial Officer
(510) 420-0900

                              FOR IMMEDIATE RELEASE

                    MEADOWBROOK ANNOUNCES THE DISPOSITION OF
                            ITS HEALTHCARE OPERATIONS

         Emeryville, CA, June 2, 1998 - Meadowbrook Rehabilitation Group, Inc. (Nasdaq: MBRK) today announced that its Board of Directors has approved the disposition of its home health agencies in Colorado and Kansas and physical therapy clinics in Colorado. It is anticipated that the closing and/or sale of its operations will be completed by the current fiscal year ending June 30, 1998. These operations represent all of the Company's remaining operating businesses.

         Home   health   agencies   have    traditionally    received   Medicare
reimbursements based on actual reasonable allowable costs subject to per visit limitations. As a result of regulations adopted by the Health Care Financing Administration ("HCFA") effective July 1, 1998, such reimbursements will be subject to new aggregate annual per-beneficiary limitations. The decision to close its healthcare operations was prompted by the receipt on March 18, 1998, of Medicare's notice to the Company of the new per-beneficiary cost limits for each of our locations. These reimbursement amounts fall far below the Company's per-beneficiary operating expense. In order for the Company to decrease its operating losses and be able to retain as much capital as possible for its acquisition strategy, the Company decided to dispose of its operations.

         The estimated loss on the disposition of these facilities will include the writedown of property and equipment to market value, the writeoff of goodwill, closedown expenses and the anticipated operating losses through the disposition date. The Company is unable to estimate the amount of the anticipated loss, although it is expected to be material.

         In addition, the Company today announced that effective March 31, 1998 it accepted the resignation of James Murphy, the Company's former Vice President of Finance and Chief Financial Officer, who until then was in charge of the Company's Colorado operations.

         In his place, the Company has appointed Wm. Samuel Veazey, 37, to the position of Vice President of Finance and Chief Financial Officer reporting to Harvey Wm. Glasser, the Company's President and Chief Executive Officer. Prior to his appointment, Mr. Veazey served as Vice President of Finance and Chief Financial Officer for a medical products company in California. Mr. Veazey holds a B.S. degree in Biology and Chemistry, an M.S. degree in Biomedical Engineering and an M.B.A. in Finance and General Management, all from the University of Miami in Miami, Florida.

         Statements, either written or oral, which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. These statements are made to provide the public with management's assessment of the Company's business. Caution must be taken to consider these statements in light of a number of factors discussed in the Company's filings with the Securities and Exchange Commission. In the event such factors do not occur as management anticipates, actual results could differ materially from the expectations expressed in any forward-looking statements.

         Meadowbrook Rehabilitation Group, Inc. currently owns and operates home health agencies in Colorado and Kansas. In addition, Meadowbrook's long-term strategy includes non-medical investments such as the Cambio Networks, Inc. proposed acquisition.

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